Exhibit 10.1

                                 AMENDMENT NO. 6
                                       TO
                           LOAN AND SECURITY AGREEMENT



     Amendment No. 6 dated as of February 28, 2002 ("Amendment") to Loan and Security Agreement originally dated as of December 28, 1999 and originally among IEC ELECTRONICS CORP. ("IEC" or "Debtor") and IEC ELECTRONICS-EDINBURG, TEXAS INC. ("IEC-Edinburg") and HSBC BANK USA, as Agent ("Agent") and HSBC BANK USA ("HSBC Bank") and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital") as lenders (collectively, the "Lenders").

                                   BACKGROUND

     1. Debtor, Agent and Lenders entered into a Loan and Security Agreement dated as of December 28, 1999 and Amendment Nos. 1, 2, 3, 4 and 5 thereto dated as of March 30, 2000, December 1, 2000, April 24, 2001, December 21, 2001, and February 15, 2002 respectively (collectively, the "Agreement"). On or about January 27, 2000, IEC-Edinburg merged into IEC leaving IEC as the sole Debtor under the Agreement. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

     2. Debtor has requested that Agent and Lenders consider extending the term of the Agreement through March 15, 2002.

     3. In response to Debtor's request and subject to all of the terms and conditions set forth herein, the Agent and the Lenders are willing to make certain amendments to the Agreement as set forth below on the conditions set forth below.

     NOW, THEREFORE, Debtor, the Agent and the Lenders for good and valuable consideration, receipt of which is hereby acknowledged, and in contemplation of the foregoing, hereby agree as follows:

     A. Conditions. The amendments and waivers contained herein shall be granted upon satisfaction of the following terms and conditions:

     1. Debtor shall have executed, and shall have caused IEC Electronics, S. de R.L. de C.V. ("IEC-Mexico") and IEC Electronics Foreign Sales Corporation ("IEC-FSC") to have executed, this Amendment to indicate their consent hereto, and four executed duplicate originals of this Agreement shall have been delivered to Agent.

     2. Debtor shall promptly provide to Agent and the Lenders:

        (a) Copies of any and all agreements between the Debtor or any affiliate of Debtor ("Affiliate") and any party including any real estate brokers, consultants or investment bankers concerning the business or assets of Debtor or any Affiliate.

        (b) A copy of any judgment obtained by Debtor against Acterna Corporation arising from a lawsuit in New York State Supreme Court, and, if requested by Agent, an assignment of such judgment, in favor of the Agent for the benefit of the Lenders, in form and content acceptable to counsel to the Agent.

        (c) Upon receipt thereof, a copy of any purchase offer for the sale of any real estate of Debtor or any Affiliate, and if requested by Agent, an assignment, in favor of the Agent for the benefit of the Lenders, of the proceeds of any accepted purchase offer.

        (d) A copy of any leases and guaranties entered into by Debtor, IEC-Edinburgh or IEC-Mexico with respect to the facility of IEC-Mexico located in Mexico.



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     3. Debtor's continuing agreement, evidenced by Debtor's signature on this
Amendment, that Debtor will: (i) cooperate with Getzler & Company, Inc. ("Getzler") so that Getzler may review Debtor's business and business plan in order to report thereon to Agent's counsel and the Lenders; (ii) permit Getzler to access Debtor's places of business and its books and records in order to complete such review and report; (iii) reimburse the Agent or its counsel, upon demand, for the cost and expenses of Getzler; and (iv) promptly advise in writing any professionals engaged by Debtor or its Affiliates to advise Debtor or its Affiliates with respect to their business or financial prospects, including, without limitation, Lincoln Partners LLC (individually, an "Investment Banker" and collectively, the "Investment Bankers"), and provide a duplicate original thereof to Agent, that Debtor (a) consents to Agent and the Lenders communicating with such Investment Bankers for the purpose of being advised by, discussing with, such Investment Bankers, the Investment Bankers' timeline, process, recommendations and proposals for any asset sales, or the refinancing of Debtor's indebtedness, or for the recapitalization of Debtor or any Affiliate, or any other plans for increasing Debtor's equity, reducing the indebtedness of Debtor and its Affiliates, or otherwise improving the financial condition or business of Debtor and its Affiliates, and (b) requests such Investment Bankers to provide such information to the Agent and the Lenders.

     4. Debtor agrees to provide to the Agent and the Lenders promptly upon receipt thereof (i) a copy of any revisions to its term sheet, or any replacement term sheet, from Congress Financial Corp. ("CF") for the revolving credit facility for which the Debtor has applied; (ii) a copy of any commitment letter issued by CF to Debtor, or any other term sheet commitment for financing received from any other lender; and (iii) a satisfactory consent letter from the Debtor to the Agent and the Lenders allowing the Agent and the Lenders to review and discuss with CF, or such other lender, the status, nature and timing of such proposed or committed financing.

     5. On or before March 15, 2002, the Debtor shall execute and deliver to Agent, a satisfactory Assignment of Leases and Rents covering the Debtor's facility in Arab, Alabama, and a true, correct and complete copy of all leases in effect with respect to the Arab Facility.

     B. Amendments. Debtor, the Agent and the Lenders agree that upon Debtor's appropriate satisfaction of, or agreement to, the conditions set forth in Section A above, the Agreement and the Schedule are amended in the following respects:

        1. Section 2.1(a) and (b) of the Agreement are hereby deleted in their entirety and replaced by the following:

        "2.1(a) REVOLVING CREDIT. Each Lender severally, but not jointly, agrees subject to the terms of this Agreement, but in their sole discretion, to lend their Pro-Rata Share of the maximum amount of Advances ("Maximum Limit") at any one time outstanding as set forth in Item 1 of the Schedule. Between the Debtor and any Lender, nothing in this Agreement or the Schedule shall obligate any Lender to make any Advance to Debtor except in the sole discretion of Lender.

        (b) REQUESTS FOR AN ADVANCE. From time to time, Debtor may make a written or oral request for an Advance, so long as the sum of the aggregate principal balance of outstanding Advances to Debtor and the requested Advance does not exceed the Borrowing Capacity, and each Lender shall determine in its sole discretion whether to make such requested Advance, but will not make any Advance if (i) the Borrowing Capacity would be exceeded; (ii) there has occurred an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default; or (iii) the representations and warranties contained in this Agreement and in the other Transaction Documents are not true and correct on the date such requested Advance is to be made as though made on and as of such date. Notwithstanding any other provision of this Agreement, Agent may from time to time reduce the percentages applicable to the Receivables Borrowing Base and Inventory Borrowing Base as they relate to amounts of IEC Borrowing Capacity if Agent determines, in its reasonable judgment, that there has been a material change in circumstances related to any or all Receivables or Inventory of Debtor from those circumstances in existence and known to Agent on or prior to the date of Amendment No. 6 to this Agreement, or in the financial or other condition of Debtor. Each oral request for an Advance shall be conclusively presumed to be made by a person authorized by Debtor to do so, and the making of the Advance to Debtor as herein provided shall conclusively establish Debtor's obligation to repay the Advance. In no event shall a Lender be obligated to fund more than its Pro-Rata Share of any requested Advance."


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     2. Item 1 of the Schedule to the Agreement is hereby deleted in its entirety as of the date hereof and replaced by the following:

        "1. Borrowing Capacity 1.1(e))
            Borrowing Capacity at any time shall be the net amount determined by taking the lesser of the following amounts:

        (A) The applicable Maximum Limit of $5,000,000;

                                       or

        (B) The amount equal to the sum of the IEC Borrowing Capacity (as defined below)

        and subtracting from the lesser of (A) and (B) above, the sum of (a) banker's acceptances, plus (b) letters of guaranty, plus (c) Letters of Credit.

            'IEC Borrowing Capacity' at any time shall be the amount equal to the sum of:

            (i) up to 85% of the IEC Receivables Borrowing Base; and

            (ii)the amount of the IEC Inventory Borrowing Base; provided however, for calculation purposes, in no event shall the amount of the IEC Inventory Borrowing Base be greater than $1,500,000.

            Nothing herein shall detract from the discretionary nature of any Advances requested, or made, under this Agreement."

     3. Item 18(g) of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following new text:

        "(g) Pricing Grid - Advances and Term Loan. The applicable rates of interest to be charged during each time period listed below for each Prime Rate Loan and Libor Loan made or outstanding hereunder as an Advance or under the Term Note are listed below:

                                 PRICING GRIDS

        A. ADVANCES
           Period               Prime Rate Option       Libor Rate Option

           2/28/02 - 3/15/02    Prime Rate plus 1%      None


        B. TERM LOAN
           Period               Prime Rate Option       Libor Rate Option

           2/28/02 - 3/15/02    Prime Rate plus 11/4%   None


     4. Item 32 of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following new text:

        "Initial Term: To expire on March 15, 2002
        Renewal Term: NONE"

     5. Debtor acknowledges that Debtor intends to refinance the Advances and the Term Loans under the Agreement with one or more different lenders on or before the expiration of the Initial Term as amended herein, and agrees that, upon such payment of the Advances under the Agreement, the Term Notes of the Debtor dated December 28, 1999 in favor of the Lenders become due and payable by the terms thereof since such financing would not come from internally generated funds in the ordinary course of business.


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     D. Reaffirmations.

        1. The Agreement, except as specifically modified hereby, shall remain in full force and effect and Debtor hereby reaffirms the Agreement, as modified by this Amendment, and all collateral and other documents executed and delivered to Agent and the Lenders in connection with the Agreement.

        2. IEC-Mexico and IEC-FSC, by their execution hereof, consent hereto and hereby reaffirm the execution and delivery of their respective Guaranties dated December 28, 1999 and each agrees that its respective guaranty shall continue in full force and effect and shall be applicable to all indebtedness, obligations and liabilities of Debtor to Agent and the Lenders, including without limitation, all indebtedness evidenced by or arising under the Agreement, as modified by this Amendment.

     E.      Other Provisions.

        1. Debtor agrees to pay on demand by Agent all expenses of Agent, including without limitation, fees and disbursements of counsel for Agent, in connection with the transactions contemplated by this Amendment, the negotiations for and preparation of this Amendment and any other documents related hereto, and the enforcement of the rights of Agent and the Lenders under the Agreement as amended by this Amendment.

        2. This Amendment shall be governed by and construed under the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of law.

        Agreed to as of the date first set forth above.



IEC ELECTRONICS CORP.                   HSBC BANK USA, as Agent
as Debtor

By:   /s/ Richard L. Weiss              By:  /s/ Vincent J. Harper
   ________________________________     _________________________________
   Richard L. Weiss, Vice President        Vincent J. Harper
   and Chief Financial Officer             First Vice President


GENERAL ELECTRIC CAPITAL                HSBC BANK USA, as a Lender
CORPORATION, as a Lender

By:  /s/ Donald J. Cavanagh             By:  /s/ Vincent J. Harper
     ____________________________       ________________________________
Name:    Donald J. Cavanagh                Vincent J. Harper
         Duly Authorized Signatory         First Vice President




CONSENTED TO AND AGREED AS OF THIS 28th DAY OF FEBRUARY, 2002.


IEC ELECTRONICOS, S. de R.L. de C.V.    IEC ELECTRONICS FOREIGN SALES
as Guarantor                            CORPORATION, as Guarantor

By:  /s/ Richard L. Weiss               By: /s/ Richard L. Weiss
   ________________________________     ________________________________
   Richard L. Weiss, Director              Richard L. Weiss, Vice President
                                           and Chief Financial Officer






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BFLO Doc. No. 1175702.3